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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2004, with respect to the 2003 consolidated statements of operations and cash flows and 2003 information included in the schedules of Standard Management Corporation and subsidiaries included in its 2005 Annual Report (Form 10-K), in the Registration Statement (Form S-3) and related Prospectus of Standard Management Corporation for the registration of the 116,456 shares of its common stock.

/s/ Ernst & Young LLP

Indianapolis, Indiana
May 17, 2006